Exhibit 99

Form 4 Joint Filer Information

Name:     Northrop Grumman Space & Mission Systems Corp., an Ohio corporation
Address:    1840 Century Park East
    Los Angeles, CA 90067
Designated Filer:  Northrop Grumman Corporation
Issuer & Ticker Symbol: NOC
Date of Event
  Requiring Statement: 03/15/2005
Signature:
By:
    Kathleen M. Salmas
    Secretary

Name:    Richmond TAI Corp., a Delaware corporation
Address:   1840 Century Park East
    Los Angeles, CA 90067
Designated Filer:  Northrop Grumman Corporation
Issuer & Ticker Symbol: NOC
Date of Event
  Requiring Statement: 03/15/2005

Signature:
By:    Kathleen M. Salmas
      Secretary

Name:    Richmond U.K. Inc., a Delaware corporation
Address:   1840 Century Park East
      Los Angeles, CA 90067
Designated Filer:  Northrop Grumman Corporation
Issuer & Ticker Symbol: NOC
Date of Event
  Requiring Statement: 03/15/2005

Signature:
By:    Kathleen M. Salmas
    Secretary